Exhibit 99.2

ABATIX CORP.
Charter of the Compensation Committee of the Board of Directors

I.	Purpose
	A.	The Compensation Committee reviews and makes recommendations to the Board regarding compensations and benefits of executive officers and key employees of the Company.

II.	Authority
A.

The Compensation Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.  Approval from the Audit Committee is required prior to any advice or assistance from the Company’s independent auditor.

B.

The Compensation Committee may delegate authority to one or more members when appropriate, provided that decisions made pursuant to such delegated authority shall be presented to the full committee for ratification at its next scheduled meeting.

C.

The Compensation Committee may also delegate to the CEO the authority to grant options and make awards of shares under the Company’s stock plans under conditions established by the Compensation Committee.

III.	Composition
A.

Compensation Committee members shall be appointed by the Board of Directors upon the recommendation of a majority of the independent directors.  The members of the Committee shall designate a Chair by majority vote of the Committee membership.

B.

The Compensation Committee shall be comprised of three or more directors, each of whom shall be independent, nonexecutive directors, and free from any relationship that would interfere with the exercise of his or her independent judgment.

		1.	For the purposes hereof, the term “independent” shall mean a director who meets the requirements pursuant to SEC and Nasdaq Marketplace Rules.

IV.	Meetings
	A.	The Compensation Committee shall meet at least once annually and more frequently if the committee deems it to be appropriate.
	B.	The Compensation Committee Chair shall prepare and/or approve an agenda in advance of each meeting.
	C.	The Compensation Committee shall make regular reports of its activities to the Board.
	D.	The CEO of the Company may be present at meetings only at the request of the Committee.
	E.	The CEO may not be present at any portion of the meeting during which the compensation of the CEO is considered.

V.	Compensation Principles
	A.	Compensation, stock option and stock plan arrangements should:
		1.	Emphasize pay for performance.
		2.	Promote ownership of the Company’s stock to align the interests of management and stockholders.
		3.	Consider recent compensation history, including special or unusual compensation payments.
		4.	Incentive compensation, cash or otherwise, shall link pay to achievement of goals set in advance by the Compensation Committee.
		5.	All executive officer compensation arrangements shall comply with IRS§162(m) by not providing additional compensation or stock options to avoid tax penalization.
	B.	The Compensation Committee shall have discretion to award incentive compensation:
		1.	for accomplishments not in the pre-approved plan, but are beneficial to the Company
		2.	on a sliding scale basis when achievement of goals was not meet at 100%.
	C.	The full Board of Directors must approve the award of any discretionary incentive compensation to executive officers.
D.

Any director or officer of the Company who acquires Company shares via option exercise, of options granted after January 1, 2005, must retain thirty-three percent of the net shares acquired, after taking into account the sale of shares to pay taxes and the option exercise price, for at least twelve months or such earlier time as the individual ceases to be a director of or an officer of the Company as a result of death, resignation, termination or other reason.  Shares already owned on the exercise date by such director or officer may be used to satisfy the retention requirements of this subparagraph.

VI.	Responsibilities
	A.	Charter
		1.	Review and reassess the adequacy of this Charter at least annually.
		2.	Recommend proposed changes to the Board.
		3.	At least every three years, submit the charter to the Board of Directors for approval and have the document filed with the SEC.
	B.	The Committee shall prepare an annual report on executive compensation for inclusion in the Company’s Proxy statement, in accordance with applicable rules and regulations of the SEC.
	C.	Director Compensation and Equity-based Plans
		1.	The Committee shall make recommendations to the Board with respect to the compensation of directors and incentive-compensation plans and equity-based plans for all employees on an annual basis.
	D.	Stock Plan Administration
1.

The Committee shall have full and final authority in connection with the administration of all plans of the Company under which common shares or other equity securities of the Company may be issued. In furtherance of the foregoing, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company’s stock plans.

E.	Approval of Executive Officer Compensation
	1.	The Committee shall annually:
		a)	review and approve corporate goals and objectives relevant to executive officer compensation,
		b)	evaluate the executive officer’s performance in light of those goals and objectives,
		c)	compile a written performance evaluation (to be preserved for a minimum of three years) for the CEO, and
		d)	review written performance evaluations of the other executive officers.
	2.	The Committee shall annually review and approve for all executive officers of the Company:
		a)	the annual base salary level,
		b)	the annual incentive opportunity level,
		c)	the long-term incentive opportunity level,
		d)	employment agreements, severance arrangements, and change in control agreement/provisions, in each case as, when and if appropriate, and
		e)	any special or supplemental benefits.
	3.	In determining the long-term incentive component of executive officer compensation, the Committee will consider:
		a)	the Company’s performance and relative shareholder return,
		b)	the value of similar incentive awards to executive officers at comparable companies, and
		c)	the awards given to the executive officers in past years.
	4.	In approving the compensation package, the recent compensation history, including special or unusual compensation payments, shall be taken into consideration.
F.	Other
	1.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
	2.	Maintain minutes of meetings.
	3.	Periodically report to the Board of Directors on significant results of the foregoing activities.
	4.	Conduct an annual performance evaluation of the Committee and discuss those results with the Board of Directors.